Exhibit 10.115
SEVENTH AMENDMENT
to the LowCal Agreements

THIS SEVENTH AMENDMENT TO THE LOWCAL AGREEMENTS (this "Seventh Amendment"), dated as of March 11, 2016, is by and among Eos Global Petro, Inc. ("Eos"), Eos Petro, Inc. (the "Company"), LowCal Industries, LLC ("LowCal"), and LowCo [EOS/Petro], LLC ("LowCo", and collectively referred to with Eos, Company and LowCal as the "Parties").

WHEREAS, pursuant to the terms of the Fifth Amendment to the LowCal Agreements, dated January 13, 2015, by and between the Parties (the "Fifth Amendment"), the following two notes were issued by the Company in favor of LowCal: (1) Amended and Restated Secured Promissory Note in the principal amount of $5,000,000.00 (the "Amended First Note"); and (2) Unsecured Promissory Note in the principal amount of $3,250,000.00 (the "Second Note");

WHEREAS, the Company has previously issued the following warrant to LowCal: Warrant No. LOW2014-1, issued August 14, 2014, exercisable into 500,000 shares of common stock of the Company at a per share exercise price of $4.00, with an expiration date of August 14, 2018 (the "First Warrant");

WHEREAS, pursuant to the terms of the Sixth Amendment to the LowCal Agreements, dated August 14, 2015, by and between the Parties (the "Sixth Amendment"), the Parties agreed to the following: (1) the maturity date of the Amended First Note was extended to January 1, 2016; (2) the maturity date of the Second Note was extended to January 1, 2016; (3) the First Warrant expiration date was extended to  January 1, 2019 and the exercise price was reduced to $2.00 per share; (4) the Company issued an additional 500,000 warrants to LowCo, with an expiration date of January 1, 2019 and a per share exercise price of $2.00 (the "Second Warrant"); and (5) the Company issued an additional 75,000 restricted shares of its common stock to LowCo; and

WHEREAS, the parties desire to amend the conversion price of the Amended First Note to $2.00 per share, and LowCal and LowCo desire to convert the Amended First Note, including any principal and accrued and unpaid interest due in connection therewith, into shares of the Company's restricted common stock upon the occurrence of an acquisition by the Company meeting certain threshold requirements (defined below as a "Qualifying Acquisition").

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties have agreed to the following terms:

1.	Extension of Amended First Note Maturity Date. The maturity date of the Amended First Note, previously set at January 1, 2016, is hereby extended to May 1, 2016.

2.	Extension of Second Note Maturity Date. The maturity date of the Second Note, previously set at January 1, 2016, is hereby extended to May 1, 2016.

3.
Acknowledgement of Good Standing. The Parties agree and acknowledge that any and all Events of Default of the Company or Eos and any events of default of LowCal or LowCo which may have occurred pursuant to the terms of the Sixth Amendment, including the Amended First Note and Second Note, on or prior to the date hereof are hereby waived, and the Parties further acknowledge that the same are in good standing and full force and effect as of the date hereof.

4.
Conversion of the Amended First Note Upon Qualifying Acquisition by the Company; Amendment of the Conversion Price of the First Amended Note. The Parties agree that if: (1) the Company pays off the $3,250,000.00 principal balance of the Second Note in full, plus any accrued and unpaid interest, and (2) either: (i) the Company closes a transaction where it acquires at least $10,000,000.00 in additional assets, through an asset purchase, stock purchase, merger, or other similar transaction ("Qualifying Acquisition"), which shall be determined by generally accepted accounting principles ("GAAP"), or (ii) the Company successfully uplists its common stock to a national exchange market (NASDAQ or  the New York Stock Exchange), then the following will automatically occur: (1) the conversion price of the Amended First Note will be reduced from $2.50 per share to $2.00 per share, and (2) any outstanding principal and interest due on the Amended First Note will be converted at a price of $2.00 per share into restricted shares of the Company's common stock, which shall be issued to LowCo.

5.
Amendment to Expiration Date of First Warrant and Second Warrant. The "Expiration Date," as such term is used in the First Warrant and Second Warrant, is hereby amended from January 1, 2019 to May 1, 2020.

6.
Issuance of Additional Shares. In addition to the above-referenced, as additional consideration for the terms set forth herein, upon receipt of a fully executed copy of this Seventh Amendment, the Company shall issue to LowCo an additional 75,000 restricted shares of its common stock (the "Additional Stock"). The Company further acknowledges and agrees that the piggyback registration rights referenced in the Sixth Amendment shall also apply to the Additional Stock.

7.
Entire Agreement. In conjunction with the matters considered herein, this Seventh Amendment, and the agreements referenced therein, as well as the Sixth Amendment and Fifth Amendment and the agreements referenced therein, contain the entire understanding and agreement of the Parties and there have been no promises, representations, agreements, warranties or undertakings by any of the Parties, either oral or written, of any character or nature, hereafter binding except as set forth herein. In the event of a conflict between this the Seventh Amendment, the Sixth Amendment, the Fifth Amendment, and any of the agreements referenced therein, this Seventh Amendment shall govern. This Seventh Amendment may be altered, amended or modified only by an instrument in writing, executed by the Parties and by no other means. Each Party waives its right to claim, contest or assert that this Agreement was modified, canceled, superseded or changed by any oral agreement, course of conduct, waiver or estoppel.

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IN WITNESS WHEREOF, the undersigned Parties hereby acknowledge that they have read, understand and consent to the modifications made to the Amended First Note and Second Note by this Seventh Amendment.

EOS PETRO, INC. By: /s/ Nikolas Konstant Name: Title:	LOWCAL INDUSTRIES, LLC By: /s/ Shlomo Lowy Name: Kinderlach Ltd Co Its: Managing Member

EOS GLOBAL PETRO, INC. By: /s/ Nikolas Konstant Name: Title:	LOWCO [EOS/PETRO], LLC By: /s/ Shlomo Lowy Name: LowCo LLC Its: Managing Member